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FOR IMMEDIATE RELEASE

KEVIN BACHUS NAMED CEO OF INFINIUM LABS

Game Industry Veteran Assumes Reins; Headquarters Moves to Seattle

Seattle, WA - August 16, 2005 - The Board of Directors of Infinium Labs, Inc. (OTCBB: IFLB) announced today that game industry veteran Kevin Bachus has been named Chief Executive Officer and appointed to the Company’s Board of Directors, effective immediately. Bachus, who has served as Infinium Labs’ President and Chief Operating Officer since December 2003, succeeds founder and former CEO Timothy M. Roberts. Roberts will continue to serve on the Board of Directors.

“Infinium Labs is entering a new phase where it must remain tightly focused on the nuts and bolts of bringing our service to market,” said Roberts. “While the company has accomplished a tremendous amount already, the Board saw the need for a major change that would consolidate operations and reinvigorate the organization.”

“Appointing Kevin as CEO was an easy decision because of his strong execution skills and his proven ability to attract top performing teams,” said Richard Angelotti, Director, Infinium Labs. “We have been impressed by his personal integrity, emphasis on developing internal talent, and focus on getting product to market.”

Infinium Labs, Inc.
1191 Second Ave., 5th Floor
Seattle, WA 98101
Email. info@infiniumlabs.com
www.infiniumlabs.com
www.phantom.net

The company also announced that Infinium has consolidated corporate operations in Seattle, where Bachus has been based. Effective immediately, Infinium Labs’ headquarters are at 1191 Second Ave., 5th Floor, Seattle, WA 98101. The company’s new phone number is (206) 393-3000.

Bachus is one of the most prominent executives in the video game industry. His involvement in Infinium Labs marks his second game system launch. He was one of the original four individuals at Microsoft Corporation who came up with the idea for the Xbox videogame console, an initiative that grew in part out of his role as group product manager for Microsoft’s DirectX technologies.

As Microsoft’s first director of third-party relations for Xbox, Kevin secured support for Xbox from all major game publishers worldwide and created and managed the programs and processes that would ultimately lead to the strongest software line-up ever for the launch of a game console.

Prior to joining Infinium Labs, Kevin co-founded and served as vice president of publishing at Capital Entertainment Group, the computer and video game industry’s first independent production company.

“Tim Roberts and the other founders of this company had a unique vision for a streaming game service that would bring entertainment directly into the living room,” Bachus said. “The entire company is passionately dedicated to that concept, and over the past year the industry has joined us in validating our mission. I intend to move swiftly to assemble the missing pieces needed to bring the Phantom® Game Service to market.”

Infinium Labs, Inc.
1191 Second Ave., 5th Floor
Seattle, WA 98101
Email. info@infiniumlabs.com
www.infiniumlabs.com
www.phantom.net

Bachus said additional announcements regarding the company’s restructuring would be forthcoming over the next few weeks.

About Infinium Labs

Infinium Labs (OTC BB: IFLB) is in development of The Phantom Game Service, the first end-to-end, on-demand game service for delivery to the living room. Delivered over broadband, the Phantom Game Service will offer casual and avid gamers a broad library of titles, available anytime, day or night.

For more information, please visit www.phantom.net.

Safe Harbor Statement
Certain statements included in this press release may constitute forward-looking statements. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors including, but not limited to: the development of the Infinium Labs technology, the successful marketing and distribution of the Phantom Game Service, acceptance by the market of Infinium Labs, products and technology, competition and timing of projects and trends in the gaming industry, as well as other factors expressed from time to time in filings Infinium Labs will make with the Securities and Exchange Commission (the “SEC”). As a result, this press release should be read in conjunction with periodic filings Infinium Labs makes with the SEC. The forward looking statements contained herein are made only as of the date of this press release, and Infinium Labs undertakes no obligation to publicly update such forward looking statements to reflect subsequent events or circumstances.

Infinium Labs, Inc.
1191 Second Ave., 5th Floor
Seattle, WA 98101
Email. info@infiniumlabs.com
www.infiniumlabs.com
www.phantom.net